UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

AIKIDO PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2021, AIkido Pharma, Inc. (the “Company”) purchased an 8% convertible promissory note (“Convertible Note”) issued by Convergent Therapeutics, Inc. (“Convergent”) with a principal amount of $2 million pursuant to a Note Purchase Agreement with Convergent. The Company paid a purchase price for the Convertible Note of $2 million. The Company will receive interest on the Convertible Note at the rate of 8% per annum payable upon conversion or maturity of the Convertible Note.

The Convertible Note matures after January 28, 2023 upon demand of a majority of the holders of the Convertible Notes. Prior to maturity, in the event that Convergent undertakes a Qualified Financing (as defined in the Convertible Note), the Promissory Note will automatically convert into the securities offered in the Qualified Offering (anticipated to be preferred equity) but at a conversion rate equal to the lesser of 80% of the price paid by other investors for such securities in the Qualified Offering and the conversion rate determined by dividing the outstanding principal of the Promissory Note by the number of shares of Convergent outstanding on a fully diluted basis immediately prior to such Dilutive Issuance (the latter, the “Capped Conversion Ratio”). Additionally, in the event of a change of control of Convergent the Company will have the right to accelerate the payment obligations under the Promissory Note or convert into equity of Convergent at the Capped Conversion Ratio.

Additionally, the Convertible Note contains standard and customary events of default that allows a majority of the holders of a outstanding Promissory Notes to accelerate the payment obligations of Convergent under the Promissory Note.

The foregoing description of the Agreement and Convertible Note is a summary and is qualified in its entirety by reference to the full Agreement and Convertible Note, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

About Convergent

Convergent has exclusive rights to technology related to next generation radiopharmaceutical therapy for prostate cancer that is covered by multiple issued U.S. and foreign patents. Convergent is currently conducting advanced human trials relating to prostate cancer treatments involving peptide receptor radionuclide therapy (“PRRT”) that targets the prostate-specific membrane antigen (“PSMA”) present on prostate cancer cells. The technology was developed under the direction of Dr. Neil Bander, Professor of Urologic Oncology at Weill Cornell Medicine.

The key component of Convergent’s PRRT prostate cancer therapy is its proprietary drug, CONV 01-α, a monoclonal antibody conjugated with 225Ac, a radioactive alpha particle emitter. The function of CONV 01-α is unique in that it not only binds specifically to the PSMA receptor on prostate cancer cells, but also stimulates the internalization of the receptor along with itself and its powerful radioactive payload directly into tumor cells. Convergent is presently conducting two sets of human clinical trials using CONV 01-α as a single agent treatment for prostate cancer. The first is a Phase 1a/2a Single Ascending Dose Trial of CONV 01-α and the results are expected to be released in Q2 2021. In August of 2020, Convergent began a second Phase 1b/2a trial to test the efficacy of multiple ascending doses of CONV 01-α. If FDA approved, CONV 01-α would be the first antibody drug approved to direct a radioisotope into prostate cancer cells, and the first drug approved for the use of 225Ac in cancer treatment.

Leveraging the ability of CONV 01-α to internalize the PSMA receptor along with molecules bound to it, Convergent has also developed a proprietary dual therapy by adding a second molecule that specifically binds to PSMA and also contains a radioactive isotope. Convergent has identified certain small molecules that bind to PSMA, but at a different epitope than does CONV 01-α, and therefore do not interfere with the binding of CONV 01-α or its ability to internalize PSMA. The result is that two different radioactive drugs are internalized directly into prostate cancer cells. Importantly, Convergent identified small molecules, with a current focus on the molecule PSMA I&T, that have different biodistributions in the body than does CONV 01-α, so as to reduce additive damage from using two radioactive agents. PSMA I&T is a molecule routinely used clinically to perform imaging to show the presence and distribution of PSMA in a prostate cancer patient. Preliminary animal data using this proprietary dual action PRRT indicate that the two molecules administered together act in a truly synergistic fashion, i.e., the effect of using both drugs together is significantly higher than the expected additive effects of using each separately.

Convergent now has approval to begin human trials using CONV 01-α and PSMA I&T in a dual therapy, which are anticipated to begin in February of 2021. In these trials, Convergent will test PSMA I&T containing either 177Lu, a beta particle emitter, or 225Ac, the same alpha emitter in CONV 01-α. Convergent has approval to perform the three human trials listed below for this dual therapy, anticipated to begin in February of 2021:

(1) a Phase 1b/2a with the combination of CONV 01-α and PSMA I&T-β;

(2) a Phase 2b with the combination of PSMA I&T-β ± CONV 01-α, and

(3) a Phase 1b/2a with PSMA I&T-α ± CONV 01-α (i.e., both drugs with 225Ac, the α-particle emitter).

Another company is currently studying PSMA I&T-β, containing 177Lu, and has just completed a phase 3 trial in prostate cancer. Separately, Novartis is pursuing FDA approval for another 177Lu-small molecule drug for prostate cancer treatment, designated 177Lu-PSMA-617, which also binds PSMA. Novartis has recently completed a phase 3 registration trial for treatment of metastatic castration-resistant prostate cancer (mCRPC), a form of advanced prostate cancer. Like PSMA I&T-β, Novartis’s 177Lu-PSMA-617 may also be a promising candidate for use with CONV 01-α in the proprietary dual PRRT therapy.

Item 8.01 Other Events.

On February 1, 2021, the Company issued a press release announcing the Company’s entrance into the Agreement and provided a description of Convergent’s business. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Title of Document

10.1	Securities Purchase Agreement by and between Convergent Therapeutics, Inc. and the Company, dated January 29, 2021
10.2	Convertible Promissory Note dated January 29, 2021
99.1	Press release dated February 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA INC.

By:	/s/ Anthony Hayes
Name: Title:	Anthony Hayes Chief Executive Officer

Dated: February 3, 2021

3